UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2017

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200

Mission Viejo, California  92691

(Address of principal executive offices)

(949) 614-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure or Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On April 4, 2017, the Board of Directors (the “Board”) of Auxilio, Inc. (the “Company”) appointed Theresa Meadows to the Board.

Ms. Meadows is the SVP and CIO of Texas-based Cook Children’s Health Care System. Ms. Meadows brings more than 20 years of healthcare leadership experience to her seat on the Board.

Ms. Meadows’s extensive experience in healthcare technology leadership brings a new perspective to the Board to an area into which the Company is expanding.  Based on her experience and background, the Board has concluded that Ms. Meadows is qualified to serve as a director of the Company.

There are no arrangements or understandings between Ms. Meadows and any other persons pursuant to which Ms. Meadows was selected as a director.  Ms. Meadows does not have any family relationship with any of the Company’s directors or officers nor are there any transactions between Ms. Meadows or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission (the “SEC”).

Ms. Meadows will participate in the Company’s standard non-employee director compensation program described in the Company’s proxy statement filed with the SEC on April 8, 2016.  As such, Ms. Meadows is entitled to an initial grant of an option to purchase 8,334 shares of the Company’s Common Stock as well as a prorated portion of the annual director fees.

On April 4, 2017, the Company issued a press release announcing the appointment of Ms. Meadows to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	No.Description
99.1	Press Release dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date: April 6, 2017

By:  /s/ Paul T. Anthony

Name: Paul T. Anthony

Title:  Chief Financial Officer